BY-LAWS

OF

CITIGROUP INC.

As amended effective December 15, 2009

INDEX
TO
BY-LAWS
OF
CITIGROUP INC.

BY-LAWS
OF
CITIGROUP INC.

ARTICLE I
LOCATION

SECTION 1.  The location of the registered office of the Company in Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware.

SECTION 2.  The Company shall, in addition to the registered office in the State of Delaware, establish and maintain an office within or without the State of Delaware or offices in such other places as the Board of Directors may from time to time find necessary or desirable.

ARTICLE II
CORPORATE SEAL

SECTION 1.  The corporate seal of the Company shall have inscribed thereon the name of the Company and the words "Incorporated Delaware. "

ARTICLE III
MEETINGS OF STOCKHOLDERS

SECTION 1.  The annual meeting of the stockholders, or any special meeting thereof, shall be held either in the City of New York, State of New York, or at such other place as may be designated by the Board of Directors or group of Directors calling any special meeting.

SECTION 2.  Stockholders entitled to vote may vote at all meetings either in person or by proxy authorized electronically or by an instrument in writing executed in any manner permitted by law or transmission permitted by law.  All proxies shall be filed with the Secretary of the meeting before being voted upon.

SECTION 3.  A majority in amount of the stock issued, outstanding and entitled to vote represented by the holders in person or by proxy shall be requisite at all meetings to constitute a quorum for the election of Directors or for the transaction of other business except as otherwise provided by law, by the Certificate of Incorporation or by these By-laws.  If at any annual or special meeting of the stockholders, a quorum shall fail to attend, a majority in interest attending in person or by proxy may adjourn the meeting from time to time, without notice other than by announcement at the meeting (except as otherwise provided herein) until a quorum shall attend and thereupon any business may be transacted which might have been transacted at the meeting originally called had the same been held at the time so called.  If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, to the extent required by law a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 4.  The annual meeting of the stockholders shall be held on such date and at such time as the Board of Directors may determine by resolution.  The business to be transacted at the annual meeting shall include the election of Directors and such other business as may properly come before the meeting.  Except as otherwise set forth in the Certificate of Incorporation, each holder of voting stock shall be entitled to one vote for each share of such stock standing registered in his or her name.

SECTION 5.  Notice of the annual meeting shall be given by the Secretary to each stockholder entitled to vote, at his or her last known address, at least ten days but not more than sixty days prior to the meeting.

SECTION 6. Special Meetings

(a) Special Meetings Called by Chairman or Chief Executive Officer.  Special meetings of the stockholders may be called by the Chairman or the Chief Executive Officer.  A special meeting shall be called at the request, in writing, of a majority of the Board of Directors or by the vote of the Board of Directors.

(b) Stockholder Requested Special Meetings. A special meeting of stockholders shall be called by the Board upon the written request to the Secretary of record holders of at least twenty-five percent of the outstanding common stock of the Company.

(1) A written request for a special meeting of stockholders shall be signed by each stockholder, or duly authorized agent, requesting a special meeting and shall set forth: (i) a statement of the specific purpose of the meeting and the matters proposed to be acted on at the meeting, the reasons for conducting such business at the meeting, and any material interest in such business of the stockholders requesting the meeting; (ii) the name and address of each such stockholder as it appears on the Company's stock ledger; and (iii) the number of shares of the Company's common stock owned of record and beneficially by each such stockholder. A stockholder may revoke the request for a special meeting at any time by written revocation delivered to the Secretary.

(2) Except as provided in the next sentence, a special meeting requested by stockholders shall be held at such date, time and place within or without the state of Delaware as may be fixed by the Board; provided, however, that the date of any such special meeting shall be not more than ninety (90) days after the receipt by the Company of a properly submitted request to call a special meeting. A special meeting requested by stockholders shall not be held if either

(i) the Board has called or calls for an annual meeting of stockholders and the purpose of such annual meeting includes (among any other matters properly brought before the meeting) the purpose specified in the request, or (ii) an annual or special meeting was held not more than 12 months before the request to call the special meeting was received by the Company which included the purpose specified in the request.

(3) Business to be conducted at a special meeting may only be brought before the meeting pursuant to the Company’s notice of meeting; provided however that nothing herein shall prohibit the Board of Directors from submitting matters to the stockholders at any stockholder requested special meeting.  The Board of Directors may fix a record date to determine the holders of common stock who are entitled to deliver written requests for a special meeting.

SECTION 7.  Notice of each special meeting, indicating briefly the object or objects thereof, shall be given by the Secretary to each stockholder entitled to vote at his or her last known address, at least ten days but not more than sixty days prior to the meeting.  Only such business shall be conducted at a special meeting of stockholders as shall be stated in the Company’s notice of the meeting.

SECTION 8.  If the entire Board of Directors becomes vacant, any stockholder may call a special meeting in the same manner that the Chairman or the Chief Executive Officer may call such meeting, and Directors for the unexpired term may be elected at said special meeting in the manner provided for their election at annual meetings.

SECTION 9.  The Company may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof.  The Company may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.  Every vote taken by ballots shall be counted by a duly appointed inspector or inspectors.

SECTION 10.  The officer presiding at any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order.  He or she shall have the power to adjourn the meeting to another place, date and time.

SECTION 11.  A notice of a stockholder to make a nomination or to bring any other matter before a meeting shall be made in writing and received by the Secretary of the Company (a) in the event of an annual meeting of stockholders, not more than 120 days and not less than 90 days in advance of the anniversary date of the immediately preceding annual meeting provided, however, that in the event that the annual meeting is called on a date that is not within thirty days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the fifteenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs; or (b) in the event of a special meeting of stockholders, such notice shall be received by the Secretary of the Company not later than the close of the fifteenth day following the day on which notice of the meeting is first mailed to stockholders or public disclosure of the date of the special meeting was made, whichever first occurs.
Every such notice by a stockholder shall set forth:

(a)	the name and residence address of the stockholder of the Company who intends to make a nomination or bring up any other matter;
(b)
a representation that the stockholder is a holder of the Company's voting stock (indicating the class and number of shares owned) and intends to appear in person or by proxy at the meeting to make the nomination or bring up the matter specified in the notice;

(c)
with respect to notice of an intent to make a nomination, a description of all arrangements or understandings among the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

(d)
with respect to an intent to make a nomination, such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated by the Board of Directors of the Company; and

(e)	with respect to the notice of an intent to bring up any other matter, a description of the matter, and any material interest of the stockholder in the matter.

Notice of intent to make a nomination shall be accompanied by the written consent of each nominee to serve as director of the Company if so elected.

At the meeting of stockholders, the Chairman shall declare out of order and disregard any nomination or other matter not presented in accordance with this section.

ARTICLE IV
DIRECTORS

SECTION 1.  The affairs, property and business of the Company shall be managed by or under the direction of a Board of Directors, with the exact number of Directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors.  The terms of Directors shall be as provided in the Certificate of Incorporation as amended from time to time.  A nominee in an uncontested election shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election.  For purposes of these By-laws, an “uncontested election” means any meeting of stockholders at which directors are elected and with respect to which either (i) no stockholder has submitted notice of an intent to nominate a candidate for election pursuant to Section 11 of Article III of these By-laws or (ii) if such notice has been submitted, all such nominees have been withdrawn by stockholders on or before the tenth day before the Company first mails its notice of meeting for such meeting to the stockholders.  In all director elections other than uncontested elections, directors shall be elected by a plurality of the votes cast, and stockholders shall not be permitted to vote against any nominee for director.  If the holders of preferred stock of the Company are entitled to elect one or more directors in accordance with a certificate adopted pursuant to Paragraph B of Article FOURTH of the Certificate of Incorporation, such directors shall be elected in accordance with this Section unless a different vote for election is specified in such certificate. If a nominee in an uncontested election is not elected by a majority vote, then the Director shall offer to resign from his or her position as a Director. Unless the Board decides to reject the offer or to postpone the effective date of the offer, the resignation shall become effective 60 days after the date of the election.  In making a determination whether to reject the offer or postpone the effective date, the Board of Directors shall consider all factors it deems relevant to the best interests of the Company.  If the Board rejects the resignation or postpones its effective date, it shall issue a public statement that discloses the reason for its decision. Unless the Chairman of the Board is an independent Director, the Board of Directors shall appoint a Lead Director who shall, in addition to the responsibilities set forth in the Corporate Governance Guidelines, preside at all meetings of the Board of Directors at which the Chairman is not present, including executive sessions. The Lead Director shall be an independent Director as determined in accordance with the rules of the New York Stock Exchange. In addition to the powers and authorities expressly conferred upon the Board of Directors by these By-laws, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Company, but subject, nevertheless, to the provisions of the laws of the State of Delaware, of the Certificate of Incorporation and of these By-laws.  For purposes of these By-laws the term “entire Board of Directors” shall mean the total number of Directors as determined by the Board of Directors from time to time whether or not there exist any vacancies in previously authorized directorships.

SECTION 2.  Vacancies in the Board of Directors shall be filled as provided in the Certificate of Incorporation as amended from time to time.

SECTION 3.  The Board of Directors shall have authority to determine from time to time, the amount of compensation that shall be paid to any of its members, provided, however that no such compensation shall be paid to any Director who is a salaried officer or employee of the Company or any of its subsidiaries.  Directors shall be entitled to receive transportation and other expenses of attendance at meetings. Nothing herein contained shall be construed to preclude a Director or member of a committee from serving in any other capacity and receiving compensation therefor.

SECTION 4.  The Company shall indemnify, to the fullest extent permissible under the General Corporation Law of the State of Delaware, or the indemnification provisions of any successor statute, any person, and the heirs and personal representatives of such person, against any and all judgments, fines, amounts paid in settlement and costs and expenses, including attorneys’ fees, actually and reasonably incurred by or imposed upon such person in connection with, or resulting from any claim, action, suit or proceeding (civil, criminal, administrative or investigative) in which such person is a party or is threatened to be made a party by reason of such person being or having been a director, officer or employee of the Company, or of another corporation, joint venture, trust or other organization in which such person serves as a director, officer or employee at the request of the Company, or by reason of such person being or having been an administrator or a member of any board or committee of the Company or of any such other organization, including, but not limited to, any administrator, board or committee related to any employee benefit plan.

The Company shall advance expenses incurred in defending a civil or criminal action, suit or proceeding to any such director, officer or employee upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such amount, if it shall ultimately be determined that such person is not entitled to indemnification by the Company.

The foregoing right of indemnification and advancement of expenses shall in no way be exclusive of any other rights of indemnification to which any such person may be entitled, under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs and personal representatives of such person.

SECTION 5. Each Director and officer and each member of any committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Company or of any of its subsidiaries, or upon information, opinions, reports or statements made to the Company or any of its subsidiaries by any officer or employee of the Company or of a subsidiary or by any committee designated by the Board of Directors or by any other person as to matters such Director, officer or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

ARTICLE V
MEETINGS OF THE DIRECTORS

SECTION 1.  The Board of Directors shall meet as soon as convenient after the annual meeting of stockholders in the City of New York, State of New York, or at such other place as may be designated by the Board of Directors, for the purpose of organization and the transaction of any other business which may properly come before the meeting.

SECTION 2.  Regular meetings of the Directors may be held without notice at such time and place as may be determined from time to time by resolution of the Board of Directors or as determined by the Secretary upon reasonable notice to each Director.

SECTION 3.  A majority of the total number of the entire Board of Directors shall constitute a quorum except when the Board of Directors consists of one Director, then one Director shall constitute a quorum for the transaction of business, but the Directors present, though fewer than a quorum, may adjourn the meeting to another day.  The vote of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 4.  Special meetings of the Board may be called by the Board of Directors, or the Chairman, on one day's notice, or other reasonable notice, to each Director, either personally, by mail or by electronic transmission, and may be held at such time and place as the Board of Directors, or the officer calling said meeting may determine.  Special meetings may be called in like manner on the request in writing of three Directors.  Special meetings of the full Board and executive sessions of the Board may be called in like manner by the Lead Director.

SECTION 5.  In the absence of both the Secretary and an Assistant Secretary, the Board of Directors shall appoint a secretary to record all votes and the minutes of its proceedings.

ARTICLE VI
COMMITTEES

SECTION 1.  The Board of Directors may designate committees of the Board and may invest such committees with all powers of the Board of Directors, except as otherwise provided in the General Corporation Law of the State of Delaware, subject to such conditions as the Board of Directors may prescribe, and all committees so appointed shall keep regular minutes of their transactions and shall cause them to be recorded in books kept for that purpose in the office of the Company and shall report the same to the Board of Directors.

ARTICLE VII
EXECUTIVE COMMITTEE

SECTION 1.  The Executive Committee shall be composed of the Chairman and such additional Directors not less than three, appointed by the Board, who shall serve until the next annual organization meeting of the Board and until their successors are appointed. A majority of the members of the Executive Committee shall constitute a quorum.  The vote of the majority of members of the Executive Committee present at a meeting at which a quorum is present shall be the act of the Executive Committee.  Any vacancy on the Executive Committee shall be filled by the Board of Directors.

SECTION 2.  The Executive Committee may exercise all powers of the Board of Directors between the meetings of the Board except as otherwise provided in the General Corporation Law of the State of Delaware and for this purpose references in these By-laws to the
Board of Directors shall be deemed to include references to the Executive Committee.

SECTION 3. Meetings of the Executive Committee may be called at any time upon reasonable notice, either personally, by mail or by electronic transmission, by the Chairman, the Chairman of the Executive Committee, or by any two members of the Executive Committee.

SECTION 4.  In the absence of both the Secretary and an Assistant Secretary, the Executive Committee shall appoint a secretary who shall keep regular minutes of the actions of the Committee and report the same to the Board of Directors.

SECTION 5.  The Board of Directors may designate from the members of the Executive Committee a Chairman of the Executive Committee.  If the Board of Directors should not make such designation, the Executive Committee may designate a Chairman of the Executive Committee.

ARTICLE VIII
OFFICERS OF THE COMPANY

SECTION 1.  The officers of the Company shall consist of a Chief Executive Officer and may include a Chairman, President, Chief Operating Officer, one or more Vice Chairmen, one or more Vice Presidents, a Secretary and a Treasurer.  There also may be such other officers and assistant officers as, from time to time, may be elected or appointed by, or pursuant to the direction of, the Board of Directors.

ARTICLE IX
OFFICERS – HOW CHOSEN

SECTION 1.  The Directors shall appoint a Chief Executive Officer.  They may also appoint a Chairman, President, Chief Operating Officer, one or more Vice Chairmen, one or more Vice Presidents, a Secretary and a Treasurer to hold office for one year or until others are appointed and qualify in their stead or until their earlier death, resignation or removal.

SECTION 2.  The Directors may also appoint such other officers and assistant officers as from time to time they may determine, and who shall hold office at the pleasure of the Board.  In addition, the Directors may delegate to officers of the Company, as designated by the Chief Executive Officer, the authority to appoint and dismiss assistant officers and deputy officers within the respective officer’s area of supervision.

ARTICLE X
CHAIRMAN

SECTION 1.  The Directors shall elect a Chairman annually from among their own number.  The Chairman shall preside at meetings of the Board of Directors.  The Chairman shall also have such powers and duties as may from time to time be assigned by the Board of Directors.

ARTICLE XI
CHIEF EXECUTIVE OFFICER

SECTION 1.  The Chief Executive Officer shall have the general powers and duties of supervision, management and direction over the business and policies of the Company.

SECTION 2.  The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors and any committee thereof are carried into effect, and shall submit reports of the current operations of the Company to the Board of Directors at regular meetings of the Board, and annual reports to the stockholders.

ARTICLE XII
PRESIDENT

SECTION 1.  In the absence of the Chief Executive Officer, the President shall exercise the powers and duties of the Chief Executive Officer.  The President shall have general executive powers as well as the specific powers conferred by these By-laws.  The President shall also have such powers and duties as may from time to time be assigned by the Board of Directors or the Chief Executive Officer.

ARTICLE XIII
CHIEF OPERATING OFFICER

SECTION 1.  In the absence of the Chief Executive Officer and the President, the Chief Operating Officer shall exercise the powers and duties of the Chief Executive Officer.  The Chief Operating Officer shall have general executive powers as well as the specific powers conferred by these By-laws.  The Chief Operating Officer shall also have such powers and duties as may from time to time be assigned by the Board of Directors or the Chief Executive Officer.

ARTICLE XIV
VICE CHAIRMEN

SECTION 1.  In the absence of the Chief Executive Officer, the President and the Chief Operating Officer, and in the order of their appointment to the office, the Vice Chairmen shall exercise the powers and duties of the Chief Executive Officer.  The Vice Chairmen shall have general executive powers as well as the specific powers conferred by these By-laws.  Each of them shall also have such powers and duties as may from time to time be assigned by the Board of Directors or the Chief Executive Officer.

ARTICLE XV
VICE PRESIDENTS

SECTION 1.  Each Vice President shall have such powers and perform such duties as may be assigned to such officer by the Board of Directors or, subject to Section 2 of Article XVIII, by the Chief Executive Officer.  The Board of Directors may add to the title of any Vice President such distinguishing designation as may be deemed desirable, which may reflect seniority, duties or responsibilities of such Vice President.  The Chief Financial Officer, Treasurer, Controller and General Counsel shall have the powers and duties of a Vice President whether or not given that designation.

ARTICLE XVI
SECRETARY

SECTION 1.  The Secretary shall attend all sessions of the Board of Directors and act as clerk thereof and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the committees of the Board of Directors when required.

SECTION 2.  The Secretary shall see that proper notice is given of all meetings of the stockholders of the Company and of the Board of Directors.  In the Secretary’s absence, or in the case of his or her failure or inability to act, an Assistant Secretary or a secretary pro-tempore shall perform his or her duties and such other duties as may be prescribed by the Board of Directors.

SECTION 3.  The Secretary shall keep account of certificates of stock, uncertificated shares or other receipts and securities representing an interest in or to the capital of the Company, transferred and registered in such form and manner and under such regulations as the Board of Directors may prescribe.

SECTION 4.  The Secretary shall keep in safe custody the contracts, books and such corporate records as are not otherwise provided for, and the seal of the Company.  The Secretary shall affix the seal to any instrument requiring the same and the seal, when so affixed shall be attested by the signature of the Secretary, an Assistant Secretary, Treasurer or an Assistant Treasurer.

ARTICLE XVII
TREASURER

SECTION 1.  The Treasurer shall make such disbursements of the funds of the Company as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Company.  The Treasurer shall also perform such other duties as the Board of Directors may from time to time prescribe.

ARTICLE XVIII
DUTIES OF OFFICERS

SECTION 1.  In addition to the duties specifically enumerated in the By-laws, all officers and assistant officers of the Company shall perform such other duties as may be assigned to them from time to time by the Board of Directors or by their superior officers.

SECTION 2.  The Board of Directors may change the powers or duties of any officer or assistant officer, or delegate the same to any other officer, assistant officer or person.

SECTION 3.  Every officer and assistant officer of the Company shall from time to time report to the Board of Directors, or to his or her superior officers all matters within his or her knowledge which the interests of the Company may require to be brought to their notice.

SECTION 4.  Unless otherwise directed by the Board of Directors, the Chairman, the Chief Executive Officer, the President, the Chief Operating Officer, any Vice Chairman, any Vice President or the Secretary of the Company shall have power to vote and otherwise act on behalf of the Company, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which the Company may hold securities and otherwise to exercise any and all rights and powers which the Company may possess by reason of its ownership of securities in such other corporation.

ARTICLE XIX
CERTIFICATES OF STOCK, SECURITIES AND NOTES

SECTION 1. The shares of the Company shall be represented by a certificate or shall be uncertificated and shall be entered in the books of the Company and registered as they are issued.  Certificates of stock, or other receipts and securities representing an interest in the capital of the Company, shall bear the signature of the Chairman, the President or any Vice Chairman or any Vice President and bear the countersignature of the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer.

The Board of Directors may appoint one or more transfer agents and registrars, and may require all stock certificates, certificates representing any rights or options, and any written notices or statements relative to uncertificated stock to be signed by such transfer agents acting on behalf of the Company and by such registrars.

Within a reasonable time after the issuance or transfer of uncertificated stock, the Company shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to the Delaware General Corporation Law or a statement that the Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

SECTION 2.  Nothing in this Article XIX shall be construed to limit the right of the Company, by resolution of the Board of Directors, to authorize, under such conditions as the Board may determine, the facsimile signature by any properly authorized officer of any instrument or document that the Board of Directors may determine.

SECTION 3.  In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature shall have been used on any certificates of stock, notes or securities shall cease to be such officer, transfer agent or registrar of the Company, whether because of death, resignation or otherwise, before the same shall have been issued by the Company, such certificates of stock, notes and securities nevertheless may be issued and delivered as though the person or persons who signed the same or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer, transfer agent or registrar of the Company.

SECTION 4.  Upon surrender to the Company or the transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Company to issue a new certificate or evidence of the issuance of uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon the Company’s books.  Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Company.

SECTION 5.  The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

SECTION 6.  In the case of a loss or the destruction of a certificate of stock, a new certificate of stock or uncertificated shares may be issued in its place upon satisfactory proof of such loss or destruction and the giving of a bond of indemnity, unless waived, approved by the Board of Directors.

ARTICLE XX
NEGOTIABLE INSTRUMENTS AND CONTRACTS

SECTION 1.  Any of the following officers who have been appointed by the Board of Directors to wit, the Chairman, the Chief Executive Officer, the President, the Chief Operating Officer, the Vice Chairmen, the Vice Presidents, the Secretary, the Treasurer or any other person when such other person is authorized by the Board of Directors shall have the authority to sign and execute on behalf of the Company as maker, drawer, acceptor, guarantor, endorser, assignor or otherwise, all notes, collateral trust notes, debentures, drafts, bills of exchange, acceptances, securities and commercial paper of all kinds.

SECTION 2.  The Chairman, the Chief Executive Officer, the President, the Chief Operating Officer, any Vice Chairman, any Vice President, the Secretary, the Treasurer or any other person, when such officer or other person has been appointed  by the Board of Directors shall have authority, on behalf of and for the account of the Company, (a) to borrow money against duly executed obligations of the Company; (b) to sell, discount or otherwise dispose of notes, collateral trust notes, debentures, drafts, bills of exchange, acceptances, securities, obligations of the Company and commercial paper of all kinds; (c) to sign orders for the transfer of money to affiliated or subsidiary companies, and (d) to execute contracts, powers of attorney or other documents to which the Company is a party.

SECTION 3.  The Board of Directors may either in the absence of any of said officers or persons, or for any other reason, appoint some other officer or some other person to exercise the powers and discharge the duties of any of said officers or persons under this Article, and the officer or person so appointed shall have all the power and authority hereby conferred upon the officer or person for whom he or she may be appointed to act.

ARTICLE XXI
FISCAL YEAR

SECTION 1.  The fiscal year of the Company shall begin the first day of January and terminate on the thirty-first day of December in each year.

ARTICLE XXII
NOTICE

SECTION 1. Whenever under the provisions of the laws of the State of Delaware or these By-laws notice is required to be given to any Director, member of a committee, officer or stockholder, it shall not be construed to mean personal notice, but such notice may be given by electronic transmission or in writing by depositing the same in the post office or letter box in a post paid, sealed wrapper, addressed to such Director, member of a committee, officer or stockholder at his or her address as the same appears in the books of the Company; and the time when the same shall be mailed shall be deemed to be the time of the giving of such notice.

ARTICLE XXIII
WAIVER OF NOTICE

SECTION 1. A written waiver of any notice, signed by a Director, member of a committee, officer or stockholder, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person.  Neither the business nor the purpose of any meeting need be specified in such waiver.  Attendance at any meeting shall constitute waiver of notice except attendance for the sole purpose of objecting to the timeliness of notice.

ARTICLE XXIV
AMENDMENT OF BY-LAWS

SECTION 1. The Board of Directors, at any meeting, may alter or amend these By-laws, and any alteration or amendment so made may be repealed by the Board of Directors or by the stockholders at any meeting duly called.  Any alteration, amendment or repeal of these By-laws by the Board of Directors shall require the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the entire Board of Directors.